Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	J. Daniel Speight (404) 760-7706
Katie Bows (404) 760-7712

Flag Financial Corporation Reports Record $5.4 Million in First Quarter Earnings

Atlanta, Ga. (April 17, 2006) – Flag Financial Corporation (NASDAQ: FLAG) announced today record first quarter earnings of $5.4 million for the first quarter of 2006, representing an increase of 194.7% over the $1.8 million reported for the first quarter of 2005. On a fully diluted basis, this equates to $0.31 per share in the first quarter of 2006, which is a 55% increase over the $0.20 per share reported a year ago. With total assets exceeding $1.77 billion, Flag Financial is the largest community banking company headquartered in Atlanta.

Flag Financial identifies three primary contributors to the magnitude of earnings improvement: (1) the successful acquisition and integration of First Capital Bank into Flag Bank, (2) the success of the company’s core deposit programs and (3) the continued outstanding performance of its lending programs.

With regard to the First Capital acquisition, Flag Financial Chairman and CEO Joseph W. Evans commented, “We could not be more pleased with the way the two companies have come together. The presence of the former First Capital bankers is being felt in all parts of our organization, most particularly on our deposit growth initiatives with the success of the Smartstreet cash management program, as well as in the way the First Capital Bank lenders have complemented our business banking and real estate lending areas.”

As a result of both the First Capital acquisition and Flag Bank’s focus on core deposit growth, its funding mix has changed significantly over the past year. At the recent quarter end, non-interest bearing deposits made up 15.7% of total deposits, up from 7.4% at March 31, 2005. Further, certificates of deposit, which are the most expensive type of deposit funding, declined as a percent of total deposits from 43.0% to 40.7%. This improvement in funding mix has had a very positive effect on the components of the company’s net interest margin.

Flag Financial also continues to steadily grow its loan portfolio and produce very satisfactory credit quality indicators. Solid production, combined with the First Capital acquisition, increased loans outstanding from $615 million to $1.265 billion from March 31, 2005 to March 31, 2006, while non-performing assets as a percentage of total loans dropped from 1.10% to 0.58%. The company realized net recoveries for the first quarter of 2006 as collections on previously realized losses exceeded charge-offs.

Flag Financial Corporation is a bank holding company whose wholly owned subsidiary is Flag Bank (www.flagbank.com). The Flag Financial franchise consists of 27 offices, including 17 full-service banking offices and seven mortgage/loan production offices in 15 Georgia counties. In addition to traditional banking services, Flag Bank provides payroll services nationally to businesses through Payroll Solutions, and through Smartstreet, offers custom banking and cash management services for community associations and management companies. Flag Financial’s common stock is traded on the NASDAQ Stock Market under the ticker “FLAG”.

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Except for historical information contained herein, the matters discussed in this press release consist of forward-looking information under the Private Securities Litigation Reform Act of 1995. The accuracy of the forward-looking information is necessarily subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. These risks and uncertainties include, but are not limited to, unforeseen general economic conditions, potential difficulties in the execution of Flag Financial’s business and growth strategies, competitive risks and other factors set forth from time to time in Flag Financial’s filings with the Securities and Exchange Commission. When used in this release, the words “believes,” “estimates,” “plans,” “expects,” “should,” “will,” “may,” “might,” “outlook,” and “anticipates” are similar expressions as they relate to Flag Financial (including its subsidiaries), or its management, and are intended to identify forward-looking statements.

Flag Financial from time to time becomes aware of rumors concerning its business, prospects and results of operations. As a matter of policy, Flag Financial does not comment on rumors. Investors are cautioned that in this age of instant communication and Internet access, it may be important to avoid relying on rumors and other unsubstantiated information. Flag Financial complies with federal and state laws applicable to the disclosure of information concerning its business, prospects and results of operations. Investors may be at significant risk in relying on unsubstantiated information from other sources.

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Flag Financial Corporation and Subsidiary

Financial Summary

(Dollars in thousands except per share information)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Interest income	$28,272	$12,787
Interest expense	11,946	4,208

Net interest income	16,326	8,579
Provision for loan losses	465	375

Net interest income after provision	15,861	8,204
Noninterest income	3,332	2,602
Noninterest expense	10,803	8,117

Income before taxes	8,390	2,689
Provision for income taxes	3,006	862

Net income	$5,384	$1,827

Per Common Share:
Basic earnings per share	$0.32	$0.21
Diluted earnings per share	0.31	0.20
Cash dividends declared	0.06	0.06
Book value at quarter end	12.41	8.24
Tangible book value at quarter end	5.60	5.79

Performance Ratios:
Net interest margin, taxable equivalent	4.32%	4.63%
Yield on interest-earning assets	7.46%	6.84%
Cost of interest-bearing liabilities	3.74%	2.44%
Efficiency ratio	54.33%	71.83%
Net overhead ratio	1.73%	2.66%
Return on average assets	1.25%	0.88%
Return on average equity	10.37%	10.49%
Return on average tangible equity	23.24%	15.00%

Credit Quality Ratios:
Allowance for loan losses	$17,360	$8,862
Nonperforming assets	7,301	6,740
Allowance for loan losses to loans	1.37%	1.44%
Nonperforming assets to total assets	0.41%	0.80%
Net (recoveries) charge-offs	(116)	115
Net (recoveries) charge-offs to average loans	(0.04)%	0.08%

At Quarter End:
Gross loans outstanding	$1,264,871	$615,115
Total assets	1,770,645	840,415
Interest-earnings assets	1,582,885	780,756
Deposits	1,363,108	713,360
Shareholders’ equity	209,625	70,297

Average Balances:
Gross loans outstanding	$1,232,291	$603,412
Total assets	1,725,282	772,409
Interest-earning assets	1,541,535	830,013
Deposits	1,317,016	707,934
Shareholders’ equity	207,697	69,657

Flag Financial Corporation and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	March 31, 2006	December 31, 2005	March 31, 2005
	(unaudited)	(audited)	(unaudited)
Assets
Cash and due from banks	$42,146	$45,506	$17,748
Other interest-bearing deposits in banks	13,215	2,085	27,990
Federal funds sold	8,063	23,184	13,564

Total cash and cash equivalents	63,424	70,775	59,302

Other interest-bearing deposits in banks	1,604	4,698	5,386
Investment securities available-for-sale	268,819	228,442	98,027
Other investments	17,806	18,762	13,403
Mortgage loans held-for-sale	8,507	11,665	7,271
Loans, net of allowance for loan losses of $17,360, $16,779 and $8,862, respectively	1,247,511	1,205,046	606,253
Premises and equipment, net	13,761	13,985	13,657
Intangible assets	115,025	115,034	20,940
Other assets	34,188	34,454	16,176

Total assets	$1,770,645	$1,702,861	$840,415

Liabilities and Stockholders’ Equity
Deposits:
Non-interest bearing deposits	$214,778	$172,725	$53,122
Interest-bearing demand deposits	572,504	532,464	331,261
Savings	20,783	19,450	22,132
Time	555,043	559,313	306,845

Total deposits	1,363,108	1,283,952	713,360

Advances from Federal Home Loan Bank	130,499	143,469	25,000
Repurchase agreements	1,514	4,142	2,166
Other borrowings	—	—	4,500
Junior subordinated debentures	46,789	46,791	14,433
Other liabilities	19,110	19,707	10,659

Total liabilities	1,561,020	1,498,061	770,118

Preferred stock, No par value, 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, $1 par value, 20,000,000 shares authorized, 18,444,159, 18,0425,034 and 10,079,647 shares issued at March 31, 2006, December 31, 2005 and March 31, 2005, respectively	18,444	18,425	10,080
Additional paid-in capital	148,548	148,062	28,152
Retained earnings	56,026	51,692	45,958
Accumulated other comprehensive income	111	125	(389)
Less: Treasury stock at cost; 1,551,186 shares at March 31, 2006 and December 31, 2005	(13,504)	(13,504)	(13,504)

Total stockholders’ equity	209,625	204,800	70,297

Total liabilities and stockholders’ equity	$1,770,645	$1,702,861	$840,415

Flag Financial Corporation and Subsidiary

Consolidated Statements of Earnings

(Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2006	2005
	(unaudited)
Interest income:
Interest and fees on loans	$24,175	$11,411
Interest on investment securities	3,637	1,075
Interest on federal funds sold and other interest-bearing deposits in banks	460	301

Total interest income	28,272	12,787

Interest expense:
Interest on deposits:
Demand	3,997	1,662
Savings	32	31
Time	5,526	2,131
Interest on other borrowings	2,391	384

Total interest expense	11,946	4,208

Net interest income before provision for loan losses	16,326	8,579
Provision for loan losses	465	375

Net interest income after provision for loan losses	15,861	8,204

Noninterest income:
Service charges on deposit accounts	716	749
Mortgage banking activities	899	580
Payroll services fees	773	581
Insurance commissions and brokerage fees	98	74
Gain on sales of investment securities available-for-sale	—	123
Gain on sales of other real estate owned	31	91
Other	815	404

Total noninterest income	3,332	2,602

Noninterest expense:
Salaries and employee benefits	6,524	4,993
Occupancy	1,197	956
Professional fees	410	549
Postage, printing and supplies	411	246
Communications	716	513
Other	1,545	860

Total noninterest expense	10,803	8,117

Earnings before provision for income taxes	8,390	2,689
Provision for income taxes	3,006	862

Net earnings	$5,384	$1,827

Basic earnings per share	$0.32	$0.21

Diluted earnings per share	$0.31	$0.20